UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 204-7926

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 17, 2017, Global Tech Industries Group, Inc. , a Nevada corporation, and its subsidiary, G T International, Inc. , a Wyoming corporation, having previously executed a binding Stock Purchase Agreement on December 30, 2016 to acquire 100% of Go F & B Holdings, Ltd., a Hong Kong SAR Corporation and a subsidiary of GoFun Group, Ltd. Corporation, (a BVI Corporation), were forced, by the actions of the management of Go F & B Holdings Ltd to file suit in the United States District Court for the Southern District of New York, case # 17-CV-03727, (https://goo.gl/Js7HYa) in regard to the contract entered into on December 30, 2016. GTII’s suit specifically addresses the issues of contract breach, specific performance, indemnification and fraud.

Item 9.01. Exhibits

Copy of Press Release, dated May 22, 2017

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL TECH INDUSTRIES GROUP, INC.

Date: May 22, 2017	By:	/s/ David Reichman
David Reichman, Chairman and CEO

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